EXHIBIT 99.3

HORIZON KINETICS HOLDING CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of income based upon the combined historical financial statements of Scott's Liquid Gold-Inc. (the “Company”) and Horizon Kinetics LLC (“Horizon Kinetics”), after giving effect to the August 1, 2024 Merger of Merger Sub, a wholly-owned subsidiary of the Company, with and into Horizon Kinetics, the internal reorganization in which Horizon Kinetics merged with two of its member corporations, Kinetics Common Inc. and Kinetics Holdings, which hold additional investment securities, and the adjustments described in the accompanying notes. The Merger will be accounted for as a reverse acquisition under the acquisition method of accounting, which requires determination of the accounting acquirer. This merger is also reflected in the accompanying pro forma financial information. The accounting guidance for business combinations provides that in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including but not limited to, the relative voting rights of the shareholders of the constituent companies in the combined company, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the business combination, including payment of any premium.

Because the Horizon Kinetics security holders will be entitled to designate the majority of the Board of Directors of the Company will receive a majority of the equity securities and voting rights of the Company upon closing of the Merger, and will comprise a majority of the senior management of the combined entity, Horizon Kinetics is considered to be the acquirer of the Company for accounting purposes. This means that Horizon Kinetics will allocate the purchase price to the fair value of the Company’s assets acquired and liabilities assumed on the acquisition date, with any excess purchase price being recorded as goodwill.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024 reflects the transaction as if it occurred on March 31, 2024. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and the quarter ended March 31, 2024 reflect the transaction as if it occurred on January 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information is for informational purposes only and does not purport to present what our results would actually have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period. You should read the information set forth below together with the notes to the pro forma condensed combined financial statements, the audited financial statements of the Company for the years ended December 31, 2023 and 2022 included in the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2023, the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2024, which are incorporated by reference in this current report, the financial statements of Horizon Kinetics for the years ended December 31, 2023 and 2022, included as Exhibit 99.1, and the financial statements for the quarter ended March 31, 2024 included in this current report included as Exhibit 99.2.

HORIZON KINETICS HOLDING CORPORATION

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2024

(in thousands)

			Contributed
			assets of Kinetics			Pro forma
	Scott's Liquid	Horizon	Common Inc. and	Pro forma		condensed
	Gold-Inc.	Kinetics, LLC	Kinetics Holdings	adjustments		combined
Assets
Current assets:
Cash, cash equivalents, and restricted cash	$3,277	$10,408	$2,453	$-		$16,138
Accounts receivable, net	357	6,102	-	-		6,459
Investments, at fair value	-	42,413	11,489	(15)	(a)	53,887
Investments in proprietary funds	-	134,924	15,793	-		150,717
Digital assets	-	10,342	-	-		10,342
Other current assets	716	1,190	95	112	(b)	2,113
Total current assets	4,350	205,379	29,830	97		239,656

Property and equipment, net	-	168	-	-		168
Assets of discontinued operations	-	-	-	-		-
Intangible assets, net	-	43,449	-	1,020	(c)	44,469
Goodwill	-	19,273	-	9,882	(c)	29,155
Operating lease right-of-use assets	1,326	5,228	-	-		6,554
Other assets	36	2,293	-	-		2,329
Total assets	$5,712	$275,790	$29,830	$10,999		$322,331

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$420	$14,590	$127	$-		$15,137
Deferred tax liability	-	1,841	-	-		1,841
Current portion of long-term debt and lease liabilities	296	-	-			296
Total current liabilities	716	16,431	127	-		17,274

Operating lease liabilities, net of current	2,144	6,761	-	-		8,905
Other liabilities	74	-	-	-		74
Total liabilities	2,934	23,192	127	-		26,253

Shareholders’ equity:
Total Scott's Liquid Gold-Inc. shareholders' equity	2,778	-	-	(2,778)	(d)	-
Total Horizon Kinetics, LLC members' equity	-	252,598	29,703	13,777	(a)(d)	296,078
Total shareholders’ equity	2,778	252,598	29,703	10,999		296,078
Total liabilities and shareholders’ equity	$5,712	$275,790	$29,830	$10,999		$322,331

See notes to pro forma condensed combined financial statements.

HORIZON KINETICS HOLDING CORPORATION

Unaudited Pro Forma Condensed Combined Statement of Income for the

Three Months Ended March 31, 2024

(in thousands)

					Pro forma
	Scott's Liquid	Horizon	Pro forma		condensed
	Gold-Inc.	Kinetics, LLC	adjustments		combined
Total revenues	$859	$14,063	$-		$14,922
Operating expenses:
Cost of products	501	-	-		501
Selling, general, and administrative expenses	879	11,199	38	(e)	12,116
Depreciation, amortization, and impairments	-	460	26	(f)	486
Total operating expenses	1,380	11,659	64		13,103
Income (loss) from operations	(521)	2,404	(64)		1,819
Other income (expense):
Interest income (expense), net	29	196	-		225
Other income (expense), net	-	39,485	-		39,485
Total other income (expense):	29	39,681	-		39,710
Loss before income taxes and discontinued operations	(492)	42,085	(176)		41,529
Income tax expense	-	(1,244)	(8,801)	(g)	(10,045)
Income (loss) from continuing operations	(492)	40,841	(8,977)		31,484
Income (loss) from discontinued operations, net of taxes	-	-	-		-
Net income (loss)	$(492)	$40,841	$(8,977)		$31,484
Basic and diluted net income (loss) per common shares:
Income (loss) from continuing operations	$(0.76)				$1.69
Income (loss) from discontinued operations	$-				$-
Net income (loss)	$(0.76)				$1.69
Weighted average shares outstanding:
Basic and diluted	650		17,984	(h)	18,634

See notes to pro forma condensed combined financial statements.

HORIZON KINETICS HOLDING CORPORATION

Unaudited Pro Forma Condensed Combined Statement of Income for the

Fiscal Year Ended December 31, 2023

(in thousands)

					Pro forma
	Scott's Liquid	Horizon	Pro forma		condensed
	Gold-Inc.	Kinetics, LLC	adjustments		combined
Total revenues	$3,403	$50,981	$-		$54,384
Operating expenses:
Cost of products	1,956	-	112	(i)	2,068
Selling, general, and administrative expenses	4,911	45,641	300	(e)	50,852
Depreciation, amortization, and impairments	1,651	1,828	102	(f)	3,581
Total operating expenses	8,518	47,469	514		56,501
Income (loss) from operations	(5,115)	3,512	(514)		(2,117)
Other income (expense):
Interest income (expense), net	(77)	826	-		749
Other income (expense), net	-	(8,952)	-		(8,952)
Total other income (expense):	(77)	(8,126)	-		(8,203)
Loss before income taxes and discontinued operations	(5,192)	(4,614)	(514)		(10,320)
Income tax expense	(9)	122	969	(g)	1,082
Income (loss) from continuing operations	(5,201)	(4,492)	455		(9,238)
Income (loss) from discontinued operations, net of taxes	5,581	-	-		5,581
Net income (loss)	$380	$(4,492)	$455		$(3,657)
Basic and diluted net income (loss) per common shares:
Income (loss) from continuing operations	$(8.05)				$(0.50)
Income (loss) from discontinued operations	$8.64				$0.30
Net income (loss)	$0.59				$(0.20)
Weighted average shares outstanding:
Basic and diluted	646		17,984	(h)	18,630

See notes to pro forma condensed combined financial statements.

HORIZON KINETICS HOLDING CORPORATION

Notes to Pro Forma Condensed Combined Financial Statements

(in thousands, except per share data)

Note 1 – Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the Merger and expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates. They have been prepared to illustrate the estimated effect of the Merger and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed of the Company as of the closing date of Merger and could result in a significant change to the unaudited pro forma condensed combined financial information, including goodwill.

Note 2 – Preliminary Purchase Price Allocation

Because the Merger is considered a reverse acquisition for accounting purposes, the fair value of the purchase consideration is calculated based on the Company’s stock price as it is considered to be a more reliable determination than the fair value of Horizon Kinetics’ private stock. Consideration is estimated based on the Company’s closing stock price on August 1, 2024. The purchase price was finalized based on the stock price on the closing date.

Shares of Scott's Liquid Gold-Inc.	13,012
Share price on August 1, 2024	$1.06
Fair value of consideration	$13,792

The preliminary purchase price as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed by the Company based on their preliminary estimated fair values. The fair value assessments are preliminary and are based upon available information and certain assumptions which the Company believes are reasonable. Actual results may differ materially from the unaudited pro forma condensed combined financial statements.

Description	Amount
Current assets	$3,634
Other current assets(1)	828
Other non-current assets	1,362
Intangible assets, net(2)	1,020
Goodwill	9,882
Current liabilities	(716)
Non-current liabilities	(2,218)
Preliminary purchase price	$13,792

1)
Preliminary fair value assessments are still in process. However, based on the information received to date, management does not believe the fair value will be materially different from the historical carrying value. As such, the historical carrying value has been used in the preliminary purchase price allocation except for inventory, which was included at its estimated fair value.
2)
Preliminary fair value adjustments were identified related to customer relationships, trademarks, and formulas. The useful life of all intangible assets was estimated to be ten years. Preliminary adjustments are under review and are subject to change.

Note 3 – Description of Pro Forma Adjustments

Adjustments included in the column under the heading “Pro forma adjustments” relate to the following:

(a)
To eliminate Horizon Kinetics investments in Scott’s Liquid Gold-Inc.
(b)
To record estimated fair value of inventory and related cost of products sold.
(c)
To record the estimated fair value of intangible assets and residual goodwill.
(d)
To eliminate Scott’s Liquid Gold’s historical shareholders’ equity and record fair value of consideration transferred to Horizon Kinetics.
(e)
To estimate professional expenses directly related to the Merger that have not yet been incurred.
(f)
To record additional amortization expense from acquired intangible assets.

(g)
To reflect income tax impact of acquired business results and pro forma adjustments.
(h)
The pro forma basic and diluted earnings per share calculations are based on the basic and diluted weighted average shares of the Company, reflective of the reverse stock split of our outstanding shares of Common Stock at a ratio of 1-for-20 (the “Reverse Stock Split”) that was completed on August 5, 2024. The pro forma basic and diluted weighted average shares outstanding are a combination of historical weighted average Scott’s Liquid Gold-Inc. shares and the share impact related to the Merger as follows:

	Quarter Ended March 31, 2024	Year Ended December 31, 2023
Historic weighted average number of common shares outstanding
Basic and diluted (reported)	13,006	12,927
Impact of Reverse Stock Split (1-for-20)	(12,356)	(12,281)
Basic and diluted (pro forma)	650	646

Impact of the Merger on the weighted average number of common shares outstanding
Estimated net tangible assets of Horizon Kinetics, LLC	$249,606	$249,606
Value of operating business based on AUM	$200,000	$200,000
Total value of Horizon Kinetics	$449,606	$449,606

Merger Consideration (total value of Horizon Kinetics divided by 25)	17,984	17,984

Pro forma weighted average number of common shares outstanding
Basic and diluted	18,634	18,630

(i)
To record estimated fair value of cost of products sold.